Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

TO

AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of January 25, 2011 (this “Amendment”), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the “Seller”), MCG Capital Corporation, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Three Pillars Funding LLC, as a purchaser (“Three Pillars”), SunTrust Robinson Humphrey, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the “Backup Servicer”) and as trustee (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Amended and Restated Sale and Servicing Agreement dated as of February 26, 2009, as amended by an Amendment No. 1 dated as of February 17, 2010 (as so amended, the “Agreement”); and

WHEREAS, such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Each capitalized term that is used herein without definition and that is defined or incorporated by reference in the Agreement shall have the same meaning herein as therein defined or incorporated.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The definition of “Amendment Date” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“Amendment Date”: January 25, 2011.

2.2 The definition of “Borrowing Base” in Section 1.1 of the Agreement is hereby amended to add the phrase “, minus (iv) the CCC Haircut Amount” at the end thereof.

2.3 The definition of “Business Day” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Business Day”: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in the States of Minnesota, New York, Georgia or Virginia, (b) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market and (c) if the term “Business Day” is used in connection with the determination of the CP Rate, commercial paper markets in the United States are open.

2.4 The definition of “CCC Excess Loans” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“CCC Excess Loans”: The Outstanding Loan Balance of CCC Loans in excess of (a) from the Amendment Date, 60%, (b) after March 31, 2011, 55%, (c) after June 30, 2011, 50%, (d) after September 30, 2011, 45%, (e) after December 31, 2011, 40%, (f) after March 31, 2012, 35%, (g) after June 30, 2012, 30%, (h) after September 30, 2012, 25%, and (i) after December 31, 2012, 20% of the Aggregate Outstanding Loan Balance; provided however, following the completion of a follow-on equity offering by MCG Capital and at the request of the Administrative Agent, CCC Excess Loans shall equal the Outstanding Loan Balance of CCC Loans in excess of 20% of the Aggregate Outstanding Loan Balance. The CCC Excess Loans shall be determined by ranking all CCC Loans, as of any date of determination, from lowest Fair Market Value Percentage to highest Fair Market Value Percentage, with those ranking lowest in Fair Market Value Percentage and having an aggregate Outstanding Loan Balance in excess of the applicable threshold above constituting “CCC Excess Loans” in the manner set forth in the example attached as Schedule VIII.

2.5 The definition of “CCC Haircut Amount” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“CCC Haircut Amount”: On any day of determination, an amount equal to the sum of the amounts, if any, for each CCC Excess Loan by which (a) the Outstanding Loan Balance for such Loan exceeds (b) the product of (i) 60% times (ii) sum of (a) all future Scheduled Payments becoming due under or with respect to such Loan plus (b) any past due Scheduled Payments with respect to such Loan, calculated in the manner set forth in the example attached as Schedule VIII.

2.6 The definition of “CCC Loans” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“CCC Loans”: With respect to any date of determination, any Eligible Loan that (a) has a Moody’s Rating of “Caa1” or below or (b) has an S&P Rating of “CCC+” or below; provided that the calculation of CCC Loans for purposes of this definition and the definition of “CCC Excess Loans” shall be net of (and exclude) Loans identified by the Servicer that are included in the Excess Concentration Amount calculation by virtue of clause (6) of the definition of “Pool Concentration Criteria”.

2.7 Clause (29) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(29) if added prior to the Amendment Date, such Loan is a Senior Secured Loan or Junior Subordinated Loan or a Senior Subordinated Loan that was previously a Junior Subordinated Loan and if such Loan is added after the Amendment Date, such Loan is a Senior Secured Loan, excluding Senior B Loans;

2.8 Clause (32) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(32) such Loan (i) has an Investment Rating of 3.00 or better, (ii) is not a Modified Loan and (iii) is not rated below “CCC-” by S&P or below “Caa3” by Moody’s;

2.9 The following new clause (45) is hereby added to the definition of “Eligible Loan” in Section 1.1 of the Agreement to read as follows:

(45) such Loan (i) does not allow for interest to be paid less frequently than semi-annually and (ii) is not a PIK Loan; and

2.10 The following new clause (46) is hereby added to the definition of “Eligible Loan” in Section 1.1 of the Agreement to read as follows:

(46) the Obligor on such Loan is not in an industry segment with SIC codes “Radio (without FCC licenses) 4832” or “Paging 517211”.

2.11 The definition of “Fair Market Value Percentage” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“Fair Market Value Percentage”: With respect to any Loan, and of any date of determination, an amount (expressed as a percentage) equal to (i) the Fair Market Value of such Loan divided by (ii) the sum of (a) all future Scheduled Payments becoming due under or with respect to such Loan plus (b) any past due Scheduled Payments with respect to such Loan.

2.12 The definition of “Financing Subsidiary” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“Financing Subsidiary”: A wholly-owned Subsidiary of MCG Capital that is a bankruptcy remote special purpose entity established in connection with a Permitted Securitization Transaction.

2.13 The definition of “Interest Rate” in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

“Interest Rate”: For any Accrual Period and for each Advance outstanding by a Purchaser for each day during such Accrual Period:

(i) to the extent the Purchaser has funded the applicable Advance through the issuance of commercial paper, a rate equal to the applicable CP Rate plus the Applicable Margin; or

(ii) to the extent the Purchaser did not fund the applicable Advance through the issuance of commercial paper, a rate equal to the Alternative Rate plus the Applicable Margin;

provided, however, that the Interest Rate shall be the Base Rate for any Accrual Period for any Advance as to which the related Purchaser has funded the making or maintenance thereof by a sale of an interest therein to any Liquidity Bank under the applicable Liquidity Agreement on any day other than the first day of such Accrual Period and without giving such Liquidity Bank(s) at least three Business Days’ prior notice of such assignment; provided, further, that from and after the occurrence and continuation of any Termination Event that has not been waived, the Interest Rate shall be a per annum rate equal to the Base Rate, plus 3.0%.

2.14 The definition of “Legal Final Maturity Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Legal Final Maturity Date”: The date which is 12 months following the Termination Date.

2.15 The definition of “LIBOR Rate” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“LIBOR Rate”: For any day during any Accrual Period, a rate per annum equal to:

(1) the rate per annum for one month deposits appearing on page BBAM on the Bloomberg Terminal (successor to Telerate page 3750) (“Page BBAM”) (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits for one month in United States dollars) at approximately 11:00 a.m. (London time) on the Business Day which is the second (2nd) Business Day immediately preceding the applicable Funding Date (with respect to the initial Accrual Period for such Advance) and as of the second (2nd) Business Day immediately preceding the first (1st) day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Advance);

(2) if no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) based on the rates at which Dollar deposits for one month are displayed on page “LIBOR” of the Reuters Screen as of 11:00 a.m. (London time) on the Business Day which is the second (2nd) Business Day immediately preceding the applicable Funding Date (with respect to the initial Accrual Period for such Advance) and as of the second (2nd) Business Day immediately preceding the first (1st) day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Advance) (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); or

(3) in the event that fewer than two (2) such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by SunTrust Bank at approximately 11:00 a.m. (London time) on the Business Day which is the second (2nd) Business Day immediately preceding the applicable Funding Date (with respect to the initial Accrual Period for such Advance) and as of the second (2nd) Business Day immediately preceding the first (1st) day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Advance) to prime banks in the London interbank market for a one month period.

2.16 The definition of “Moody’s Rating” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Moody’s Rating”: With respect to any Loan, (a) if the Obligor of such Loan has a senior implied rating from Moody’s, then the Moody’s Rating of such Loan shall be such implied rating, (b) if the Obligor of such Loan does not have a senior implied rating from Moody’s but the Loan is rated by Moody’s, then the Moody’s Rating of such Loan shall be such rating, (c) if the Obligor of such Loan does not have senior implied rating from Moody’s and such Loan is not rated by Moody’s but the Obligor has a senior unsecured obligation publicly rated by Moody’s, then the Moody’s Rating of such Loan shall be such rating, (d) if the Obligor of such Loan does not have senior implied rating from Moody’s and neither such Loan nor any senior unsecured obligation of the Obligor has been publicly rated by Moody’s, then the Moody’s Rating of such Loan shall be a rating estimate as assigned by Moody’s at the request of the Seller (or the Servicer on behalf of the Seller), and (e) (i) for Loans that have not been rated by Moody’s, the Moody’s Rating shall be determined assuming a rating of “Caa1” (provided that such “Caa1” assumption may be revised by Moody’s at any time based on its further review of the Loans in the Asset Pool unless clause (ii) below applies) and (ii) for Loans that have not been rated by Moody’s but for which the documentation with respect to such Loans has been submitted to Moody’s within 15 days of acquisition of the applicable Loan by the Seller in order to permit Moody’s to issue a shadow rating, but such shadow rating has not yet been issued by Moody’s, then, provided that there is no Termination Event or Unmatured Termination Event that has occurred and is continuing at such time, the Moody’s Rating shall be determined using the rating assigned to such Loans by the Servicer (consistent with the Investment Rating of such Loans determined in accordance with the Credit and Collection Policy) but in no event shall the rating used be higher than “B1”; provided, that (x) from and after the date Moody’s issues a shadow rating for any Loan described in clause (e)(i) or clause (e)(ii) above, the Moody’s Rating shall be determined in accordance with clause (d) above and (y) in the event that a Moody’s shadow rating is not issued for any Loan described in clause (e)(ii) above within 90 days of acquisition of the applicable Loan by the Seller, the Moody’s Rating shall be determined in accordance with clause (e)(i) above; and provided, further, that no more than 10% of the Aggregate Outstanding Loan Balance may consist of Eligible Loans with a Moody’s Rating determined in accordance with clause (e)(ii) above (the Moody’s Rating of any excess of such applicable percentage to be determined in accordance with clause (e)(i) above); and provided, further, that if a Loan (A) is placed on a watch list for possible upgrade by Moody’s, the Moody’s Rating applicable to such Loan shall be one rating subcategory above the Moody’s Rating applicable to such Loan immediately prior to such Loan being placed on such watch list, (B) if a Loan is placed on a watch list for possible downgrade by Moody’s, the Moody’s Rating applicable to such Loan shall be one rating subcategory below the Moody’s Rating applicable to such Loan immediately prior to such Loan being placed on such watch list, and (C) from and after the one-year anniversary of the Amendment Date, if a Loan has rating reaffirmation which is older than twelve (12) months, such Loan shall be deemed to have a rating equal to the lower of (a) “Caa2” or its equivalent and (b) the prior rating of such Loan.

2.17 The second and third sentences of the definition of “Moody’s Weighted Average Rating” in Section 1.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

The “Moody’s Rating Factor” for each Eligible Loan shall be determined using the Moody’s Rating.

2.18 The definition of “Optional Sale Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Sale Date”: Any Business Day during the Revolving Period, provided the requisite written notice is given in accordance with Section 2.17(a).

2.19 Clause (1) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(1) the sum of the Outstanding Loan Balances of all Eligible Loans to a single Obligor (including any Affiliates thereof) shall not exceed $10,000,000 unless such Obligor held a sum in excess of $10,000,000 prior to the Amendment Date and, in such case, such Obligor (including any Affiliates thereof) shall have a limit equal to the lesser of (i) $20,000,000 and (ii) the sum of the Outstanding Loan Balances of its Eligible Loans on the Amendment Date (and no additional Eligible Loans or increases in the Outstanding Loan Balance for such Obligor (including any Affiliates thereof) shall be permitted until such level shall not exceed $10,000,000 (at which time the $10,000,000 limit shall apply));

2.20 The table in clause (3) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(3) the sum of the Outstanding Loan Balances of all Eligible Loans the Obligors of which are in the same industry segment (as assigned by the Servicer from the S&P industry classification attached as Schedule IX) shall not exceed (i) 20% for the three largest industry segments, (ii) 15% for the fourth largest industry segment and (iii) 10% for all other industry segments;

2.21 Clause (4) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(4) the average Outstanding Loan Balance of the Eligible Loans shall not exceed $7,500,000;

2.22 Clause (6) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(6) the sum of the Outstanding Loan Balances of Eligible Loans the Obligors of which have been assigned an “Investment Rating” (in accordance with the Credit and Collection Policy) of 3 shall not exceed 40%;

2.23 Clause (10) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(10) the sum of the Outstanding Loan Balances of all Eligible Loans with current semi-annual interest payments shall not exceed 5.0%;

2.24 Clause (7) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended in its entirety to read as “[Reserved]”.

2.25 Clause (15) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

(15) The sum of the Outstanding Loan Balances of all Warehouse Loans shall not exceed 10%;

2.26 Clauses (21) and (22) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement are hereby deleted in their entirety.

2.27 The definition of “Rating Confirmation” in Section 1.1 of the Agreement is hereby deleted in its entirety.

2.28 The definition of “Required Advance Reduction Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Required Advance Reduction Amount”: As of any Payment Date, the amount of Advances Outstanding required to be repaid in order to cause the Availability to equal or exceed $0.

2.29 The last sentence of the definition of “S&P CDO Evaluator Test” in Section 1.1 of the Agreement is hereby deleted in its entirety.

2.30 The definition of “S&P Rating” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“S&P Rating”: With respect to any Loan, the S&P Rating shall be determined in the following manner: (i) for Loans rated or shadow rated by S&P, such rating, (ii) for Loans that have not been rated by S&P, the S&P Rating shall be determined assuming a rating of “CCC” unless clause (iii) applies, and (iii) for Loans that have not been rated by S&P but for which the documentation with respect to such Loans has been submitted to S&P within 15 days of acquisition of the applicable Loan by the Seller in order to permit S&P to issue a shadow rating, then, provided that there is no Termination Event or Unmatured Termination Event that has occurred and is continuing at such time, the S&P Rating shall be determined using the rating assigned to such Loans by the Servicer (consistent with the Investment Rating of such Loans determined in accordance with the Credit and Collection Policy); provided, that, (x) from and after the date S&P issues a shadow rating for any Loan described in clause (ii) or (iii) above, the S&P Rating shall be determined in accordance with clause (i) above and (y) in the event that an S&P shadow rating is not issued for any Loan described in clause (iii) above within 90 days of acquisition of the applicable Loan by the Seller, the S&P Rating shall be determined in accordance with clause (ii) above; provided further, that, from and after the one-year anniversary of the Amendment Date, each Loan which has rating reaffirmation which is older than twelve (12) months shall be deemed to have a rating equal to the lower of (a) “CCC” or its equivalent and (b) the prior rating of such Loan.

2.31 The definition of “Rule 17g-5” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order to read as follows:

“Rule 17g-5” shall mean Rule 17g-5 under the Securities Exchange Act of 1934 as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

2.32 The definition of “Scheduled Termination Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Scheduled Termination Date”: January 25, 2013 or such later date to which such date may be extended in accordance with Section 2.1(c).

2.33 The definition of “Termination Date” in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

“Termination Date”: The earlier of (i) the Scheduled Termination Date, and (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 10.2(a).

2.34 The definition of “Warehouse Loan” is hereby added to Section 1.1 of the Agreement in its correct alphabetical order as follows:

2.35 “Warehouse Loan”: A Loan originally acquired by the Seller without a rating by S&P or Moody’s with the intention of transferring such Loan to a Financing Subsidiary following the acquisition of such ratings and designated by the Servicer as a “Warehouse Loan” on the date of acquisition of such Loan by the Seller in its records and in any applicable Monthly Report (subject to the following proviso); provided, however, that such Loan shall cease to be a “Warehouse Loan” on the 90th day following the date of acquisition thereof by the Seller.

2.36 The definition of “Weighted Average Advance Rate” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Weighted Average Advance Rate”: At any time, a fraction, expressed as a percentage, (i) the numerator of which is equal to the sum of: (x) 65% of the sum of the Outstanding Loan Balances of all Senior Secured Loans, excluding Senior B Loans, included in the Borrowing Base at such time, (y) 50% of the sum of the Outstanding Loan Balances of all Senior B Loans included in the Borrowing Base at such time and (z) 30% of the sum of the Outstanding Loan Balances of all Senior Subordinated Loans and Junior Subordinated Loans included in the Borrowing Base at such time and (ii) the denominator of which is equal to the Aggregate Outstanding Loan Balance at such time.

2.37 Section 2.1(a) of the Agreement is hereby amended to insert the following sentence at the end thereof:

Seller and Servicer hereby acknowledge and agree that any Purchaser Agent or any affiliate of a Purchaser Agent may, from time to time (but without any obligation) purchase and hold Commercial Paper Notes issued by the Purchaser for its own account, regardless of any difference between the discount or yield on such Commercial Paper Notes and the applicable LIBOR Rate.

2.38 Section 2.2(b) of the Agreement is hereby amended to insert the phrase “(or the Servicer on its behalf)” immediately after the phrase “at such bank or other location reasonably designated by Seller”.

2.39 Section 2.3(b) of the Agreement is hereby amended to delete the following phrase:

“(or any lesser amount as may be applied by the Seller to reduce Advances Outstanding concurrently with a reduction of the Facility Amount pursuant to Section 2.3(c))”

2.40 Section 2.7(a) of the Agreement is hereby amended to move the existing clause (11) to a new clause 12 and insert a new clause (11) to read as follows:

(11) any remaining amounts in the Principal Collections Account shall be held in the Principal Collections Account until either (A) reinvested in additional Eligible Loans or (B) applied to reduce the Advances Outstanding in accordance with Section 2.7(b) (provided that to the extent that any such remaining amounts in the Principal Collections Account represent proceeds of Warehouse Loans that (i) were the subject of Optional Sales during the related Collection Period and (ii) are in excess of those amounts originally utilized by the Seller to acquire such Warehouse Loans consisting of the proceeds of Advances made hereunder or Principal Collections reinvested hereunder (the “Non-Equity Amount”) (and, for the avoidance of doubt, no such proceeds of the sale of Warehouse Loans shall be released to the Seller until proceeds in an amount equal to such Non-Equity Amount has been received and applied in accordance with the priorities above), then such excess may be released to the Seller); and

2.41 Section 2.13 of the Agreement is hereby amended to add the following new clause (f) to read as follows:

(f) If any Affected Party has or reasonably anticipates having any claim for compensation from the Seller pursuant to clause (a) or (b) of this Section 2.13 and having the facility of such Affected Party publicly rated by a credit rating agency would reduce the amount of such compensation by a material amount, such Affected Party shall provide 30 days prior written notice to the Seller and the Servicer which shall specify the basis for such claim (a “Rating Request”) that such Affected Party intends to request a public rating of the facility from a credit rating agency (mutually agreeable to the Administrative Agent and the Servicer). The Seller and the Servicer agree that they shall reasonably cooperate with such Affected Party’s efforts to obtain the rating, and shall provide such credit rating agency (either directly or through distribution to the Administrative Agent or Affected Party), any information reasonably requested by such credit rating agency necessary for the purposes of providing and monitoring the rating. The Seller shall pay any initial, ongoing or renewal fees payable to such credit rating agency in connection with such rating. Nothing in this Section 2.13(f) shall preclude any Affected Party from demanding compensation from the Seller pursuant to Section 2.13 hereof at any time and without regard to whether the rating shall have been obtained, or shall require any Affected Party to obtain any rating on the facility prior to demanding any such compensation from the Seller.

2.42 Clauses (b), (d), (h) and (i) of Section 2.16 of the Agreement are hereby amended and restated in their entirety to read as follows:

(b) each Substitute Loan is an Eligible Loan on the date of substitution and the rating of the applicable Substitute Loan is equal to or greater than the rating of the applicable Replaced Loan;

(d) the sum Outstanding Loan Balances of such Substitute Loans shall be equal to or greater than the sum of the Outstanding Loan Balances of the Replaced Loans;

(h) the sum of the Outstanding Loan Balances of all Loans substituted pursuant to this Section 2.16 (including, for the avoidance of doubt, substitutions of Loans which are Delinquent Loans, Charged-Off Loans, Modified Loans or Warranty Loans transferred to a Financing Subsidiary) or sold to MCG Capital and its Affiliates (excluding Warehouse Loans transferred to a Financing Subsidiary) pursuant to Section 2.17(a)(ii)(B) during any 12 month period (ending on the last day of the most recently ended calendar month prior to such date) does not exceed 20% of the highest Aggregate Outstanding Loan Balance over such 12 month period;

(i) the sum of the Outstanding Loan Balances of all Loans substituted pursuant to this Section 2.16 or sold to MCG Capital and its Affiliates (excluding Warehouse Loans transferred to a Financing Subsidiary) pursuant to Section 2.17(a)(ii)(B) during any 12 month period (ending on the last day of the most recently ended calendar month prior to such date) that are Delinquent Loans, Charged-Off Loans, Modified Loans or Warranty Loans shall not exceed 10% of the highest Aggregate Outstanding Loan Balance over such 12 month period;

2.43 Clause (a) of Section 2.17 of the Agreement is hereby amended and restated in its entirety to read as follows:

(a) On any Optional Sale Date, the Seller shall have the right to prepay all or a portion of the Advances Outstanding in connection with the sale and assignment to the Seller by the Trustee, on behalf of the Secured Parties, of all or a portion of the Assets, as the case may be (each, an “Optional Sale”), subject to the following terms and conditions:

(i) The Seller shall have given the Administrative Agent at least (A) in the case of an Optional Sale in connection with a Permitted Securitization Transaction involving Loans with an aggregate Outstanding Loan Balance of more than $20,000,000, twenty (20) Business Days’ prior written notice or (B) in the case of all other Optional Sales (including, without limitation, in connection with a Permitted Securitization Transaction involving Loans with an aggregate Outstanding Loan Balance of $20,000,000 or less), three (3) Business Days’ prior written notice, of its intent to effect an Optional Sale, unless such notice is waived or reduced by the Administrative Agent;

(ii) Any Optional Sale (A) shall be (1) in connection with a Permitted Securitization Transaction or (2) required to be consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned); and (B) to the extent not otherwise permitted pursuant to clause (A)(2) above, shall only be permitted to the extent that (I) the sum of the Outstanding Loan Balances of all Loans sold to third parties or MCG Capital and its Affiliates (excluding Warehouse Loans transferred to a Financing Subsidiary or a third party) pursuant to this clause (B) or substituted pursuant to Section 2.16(h) during any 12 month period (ending on the last day of the most recently ended calendar month prior to such date) does not exceed 20% of the highest Aggregate Outstanding Loan Balance over such 12 month period and (II) the sum of the Outstanding Loan Balances of all Loans sold to MCG Capital and its Affiliates (excluding Warehouse Loans transferred to a Financing Subsidiary) pursuant to this clause (B) or substituted pursuant to Section 2.16(i) during any 12 month period (ending on the last day of the most recently ended calendar month prior to such date) that are Delinquent Loans, Charged-Off Loans, Modified Loans or Warranty Loans shall not exceed 10% of the highest Aggregate Outstanding Loan Balance over such 12 month period; and, in all such cases, (i) the price paid by the Seller for the applicable Asset(s) shall be an amount at least equal to the Fair Market Value thereof (provided that if such Optional Sale is in connection with a transfer of such Loan to MCG Capital or any of its Affiliates and the purchase price paid to the Seller by the applicable purchaser thereof (and by the Seller to the Trustee to release the Trustee’s interest therein) with respect to any Loan subject to such Optional Sale is less than the lesser of (I) the sum of all future Scheduled Payments becoming due under or with respect to such Loan and any past due Scheduled Payments with respect to such Loan, then the prior written consent of the Administrative Agent shall be required and (II) in the case of a Warehouse Loan, the amount described in clause (I) multiplied by the percentage of such par amount at which such Loan was originally acquired by the Seller), and (ii) the entire purchase price paid shall be deposited directly into the Collection Account and applied solely to pay amounts described in Section 2.7(1) through (11) or 2.8 (in the order specified in such Section 2.8) (provided that, if all other conditions of this Section 2.17 have been satisfied, that portion of the price paid to the Seller by the applicable purchaser thereof (and by the Seller to the Trustee to release the Trustee’s interest therein) in excess of those amounts originally utilized by the Seller to acquire a Warehouse Loan and consisting of the proceeds of Advances made hereunder or Principal Collections reinvested hereunder may be released to the Seller in accordance with the provisions of Section 2.7(a)(11));

(iii) Unless an Optional Sale is to be effected on a Payment Date (in which case the relevant calculations with respect to such Optional Sale shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent a certificate and evidence to the reasonable satisfaction of the Administrative Agent (which evidence may consist solely of a certificate from the Servicer) that the Seller shall have sufficient funds on the related Optional Sale Date to effect the contemplated Optional Sale in accordance with this Agreement. In effecting an Optional Sale, the Seller may use the Proceeds of sales of the Assets to repay all or a portion of the Aggregate Unpaids;

(iv) After giving effect to the Optional Sale and the assignment to the Seller of all or a portion of the Assets, as the case may be, on any Optional Sale Date, (x) the remaining Advances Outstanding shall not exceed the lesser of the Facility Amount and the Maximum Availability, (y) the representations and warranties contained in Section 4.1, 4.2, and 4.3, hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (z) the eligibility of any Loan remaining as part of the Assets after the Optional Sale will be redetermined as of the Optional Sale Date, (aa) the Pool Concentration Criteria will be redetermined as of the Optional Sale Date, and (bb) neither an Unmatured Termination Event nor a Termination Event shall be continuing or shall have resulted;

(v) On the related Optional Sale Date or, if the proceeds from such Optional Sale are less than $10,000,000, on the next Payment Date after such Optional Sale Date, the Administrative Agent, each Purchaser Agent, on behalf of the applicable Purchaser, and the Hedge Counterparties shall have received (from proceeds deposited into the Collection Account on the Optional Sale Date), as applicable, in immediately available funds, an amount equal to the sum of (x) the portion of the Advances Outstanding to be prepaid plus (y) an amount equal to all unpaid Interest to the extent reasonably determined by the Purchaser Agents to be attributable to that portion of the Advances Outstanding to be paid in connection with the Optional Sale plus (z) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Trustee, the Backup Servicer, the Purchaser Agents, the applicable Purchaser, the Affected Parties, the Indemnified Parties and the Hedge Counterparties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue thereafter (including, without limitation, Breakage Costs and Hedge Breakage Costs); provided, that, the Administrative Agent and each Purchaser Agent shall have the right to determine whether the amount paid (or proposed to be paid) by the Seller on the Optional Sale Date is sufficient to satisfy the requirements of clauses (iii), (iv) and (v) and is sufficient to reduce the Advances Outstanding to the extent requested by the Seller in connection with the Optional Sale;

(vi) On or prior to each Optional Sale Date, the Seller shall have delivered to the Administrative Agent a list specifying all Loans to be sold and assigned pursuant to such Optional Sale; and

(vii) No selection procedure adverse to the interests of the Administrative Agent, the Purchaser Agents or the Secured Parties was utilized by the Seller in the selection of the Loan to be sold and assigned pursuant to such Optional Sale; it being understood that selection procedures used by the Seller for the inclusion of Loans in one or more of its various securitizations or other financing facilities and which are solely intended to obtain the most beneficial advance rates thereunder and/or otherwise maximize the efficiency of such facilities, shall not be deemed to be adverse procedures for purposes of this paragraph.

2.44 Clause (m) of Section 3.2 of the Agreement is hereby deleted in its entirety.

2.45 Clause (q) of Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(q) Minimum Liquidity Test. As of any date of determination that the Servicer does not have a revolving credit facility in effect with SunTrust Bank or another third party lender, the Servicer shall maintain an amount of unencumbered cash (which shall not include cash pledged to a third party or in which a third party has a perfected security interest) equal to or greater than $10,000,000.”

2.46 Clause (r) of Section 5.4 of the Agreement is hereby amended in its entirety to read as follows:

“(r) [Reserved].

2.47 Section 13.13 of the Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, each of the parties hereto acknowledges and agrees that the Administrative Agent may post to a secured password-protected internet website maintained by the Administrative Agent and required by any Rating Agency rating the Commercial Paper Notes in connection with Rule 17g-5 such information as any such Rating Agency may request in connection with the confirmation of its rating of the Commercial Paper Notes or that the Administrative Agent may otherwise determine is necessary or appropriate to post to such website in furtherance of the requirements of Rule 17g-5.

2.48 Exhibit A-1 to the Agreement is hereby amended in its entirety to read as set forth on Exhibit B to this Amendment.

2.49 A new Schedule VIII is hereby added to the Agreement to read as set forth on Exhibit C to this Amendment.

2.50 A new Schedule IX is hereby added to the Agreement to read as set forth on Exhibit D to this Amendment.

3. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

4. Conditions To Effectiveness. The effectiveness of the amendments in Section 2 hereof is subject to the condition precedents that (i) each of the parties hereto shall have received counterparts of this Amendment, duly executed by all of the parties hereto, (ii) the Administrative Agent shall have received executed counterparts of the Advances/Transfer

Agreement, the form of which is attached hereto as Exhibit A and (iii) SunTrust Robinson Humphrey, Inc. shall have received the Renewal Fee as defined in that certain Fourth Amended and Restated Three Pillars Fee Letter Agreement, dated as of the date hereof, by and among the Seller, the Servicer, Three Pillars and SunTrust Robinson Humphrey, Inc., as the Purchaser Agent for Three Pillars.

5. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

6. Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity) and (ii) upon the effectiveness of this Amendment, no Unmatured Termination Event, Termination Event or Servicer Default exists.

7. Ratification. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

11. Liquidity Agreement. Three Pillars confirms that the term of the Liquidity Agreement related to the Agreement has been extended to correspond to the new Scheduled Termination Date reflected in this Amendment.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST,
as Seller

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Assistant Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

S-1	Amendment to A&R SSA

MCG CAPITAL CORPORATION,
as Originator and as Servicer

By:	/s/ Stephen J. Bacica
Name: Stephen J. Bacica
Title: Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

S-2	Amendment to A&R SSA

THREE PILLARS FUNDING LLC,
as a Purchaser

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

S-3	Amendment to A&R SSA

SUNTRUST ROBINSON HUMPHREY, INC.,
as Administrative Agent

By:	/s/ Joseph R. Franke
Name: Joseph R. Franke
Title: Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

S-4	Amendment to A&R SSA

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer

By:	/s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President

S-5	Amendment to A&R SSA

EXHIBIT A

ADVANCES/TRANSFER AGREEMENT

THIS ADVANCES/TRANSFER AGREEMENT (hereinafter this “Agreement”) is executed this      day of         , 20     by MCG CAPITAL CORPORATION (hereinafter “Servicer”) in favor of SUNTRUST ROBINSON HUMPHREY, INC. (hereinafter “Administrator”) relative to that certain Amended and Restated Sale and Servicing Agreement dated as of February 26, 2009 (the “Agreement”) among Administrator, Servicer, MCG Commercial Loan Funding Trust, as seller, Three Pillars Funding LLC, as a purchaser and Wells Fargo Bank, National Association, as backup servicer and trustee.

WHEREAS, Servicer is authorized to act on behalf of the Seller to request advances under the terms of the Agreement.

WHEREAS, in order to authorize advances to Seller, Administrator has requested that Servicer execute this Agreement, wherein Servicer designates herein and from time to time certain authorized agents to request advances and agrees to the terms and conditions to such advances and the funds transfer of such advances.

1. Seller hereby designates each of the following individuals holding the following positions with the Seller and/or Servicer (hereinafter “Authorized Agent” or “Authorized Agents”) to request advances under the Agreement in any manner whatsoever, including, without limitation, orally (whether in person or by telephone or otherwise), in writing (whether in a written document or by facsimile transmission or otherwise), or by means of a computerized or electronic communications system:

	Authorized Agent	Tel. No.	Advances/Transfer Limit
Name:
Position:
Name:
Position:
Name:
Position:
Name:
Position:
Name:
Position:

A-1	Amendment to A&R SSA

2. The undersigned, on behalf of the Seller, hereby certify(ies) that the Authorized Agents above are authorized to request advances as provided herein, and that any such advances effected by the Administrator in reliance hereon shall be and become the obligation of the Seller in accordance with the terms of any and all documents, notes and agreements evidencing the Agreement or executed in connection therewith.

3. In consideration of the Administrator’s acceptance of requests for advances under the Agreement and the transfer of funds as herein provided, Servicer hereby agrees to indemnify and hold Administrator, its employees, officers and agents, harmless from and against all losses, damages, costs and expenses (including reasonable attorneys’ fees) incurred or suffered by the Administrator and arising solely from the Administrator following such requests for advances or transfers in accordance with the terms hereof. The indemnity contained in this paragraph shall survive revocation or amendment of the authorizations contained herein.

4. The authorizations contained herein shall remain in full force and effect until Administrator shall have actually received written notice of the revocation or amendment of such authority, and has had a reasonable time to act on such notice.

5. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the parties hereto.

A-2	Amendment to A&R SSA

IN WITNESS WHEREOF, the Servicer, by and through its authorized agent(s), has executed this Agreement the day and year first above written.

MCG CAPITAL CORPORATION

By:

Name and Title:

Date:

SUNTRUST ROBINSON HUMPHREY, INC.

By:

Name and Title:

And:

Name and Title:

A-3	Amendment to A&R SSA

EXHIBIT B

EXHIBIT A-1

To Amended and Restated Sale and

Servicing Agreement

FORM OF BORROWING NOTICE

(ADVANCES)

                             ,

(MCG CAPITAL CORPORATION)

SunTrust Robinson Humphrey, Inc.,

as the Administrative Agent and Purchaser Agent

24th Floor - MC 3950

303 Peachtree Street

Atlanta, Georgia 30308

Facsimile No.: (404) 813-0000

Re:	Amended and Restated Sale and Servicing Agreement

dated as of February 26, 2009

Ladies and Gentlemen:

This Borrowing Notice is delivered to you under Section 2.2(a) of that certain Amended and Restated Sale and Servicing Agreement, dated as of February 26, 2009 (as amended, modified, supplemented or restated from time to time, the “Agreement”), by and among MCG Capital Corporation, as the Servicer (in such capacity, the “Servicer”) and as the Originator, MCG Commercial Loan Funding Trust, as the Seller (in such capacity, the “Seller”), each of the Purchasers and Purchaser Agents from time to time party thereto, Three Pillars Funding LLC, as a Purchaser, SunTrust Robinson Humphrey, Inc., as the Administrative Agent and Purchaser Agent for Three Pillars Funding LLC, and Wells Fargo Bank, National Association, as the Backup Servicer and as the Trustee. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Each of the undersigned, each being a duly elected Responsible Officer of the Seller and the Servicer, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1.	The Seller hereby requests an Advance in the principal amount of $ .

(i) [list each Purchaser]’s Pro Rata Share of such requested Advance is $         .

(ii) [list each Purchaser]’s Pro Rata Share of such requested Advance is $         .

B-1	Amendment to A&R SSA

2.	The Seller hereby requests that such Advance be made on the following date: .

3.	The Seller hereby directs such funds to the following account:

Bank: [                                ]

ABA#: [                                ]

A/C#: [                                ]

Account Name: [                                ]

4.	Attached to this Borrowing Notice is a true, correct and complete list of all Loans which will become part of the Asset Pool on the date hereof, each Loan reflected thereon being an Eligible Loan.

5.	All of the conditions applicable to the Advance requested herein as set forth in the Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including:

(i) The representations and warranties of each of the Seller and the Servicer, as applicable, set forth in the Agreement are true and correct on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

(ii) No event has occurred and is continuing, or would result from such Advance or from the application of proceeds therefrom, which constitutes a Termination Event or Unmatured Termination Event; and

(iii) Each of the Seller and the Servicer, as applicable, is in compliance with each of its covenants set forth in the Transaction Documents.

6.	Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

B-2	Amendment to A&R SSA

IN WITNESS WHEREOF, the undersigned have executed the Borrowing Notice this      day of         ,         .

MCG Capital Corporation,
as the Servicer

By:

Name:

Title:

[attach Borrowing Base Certificate]

B-3	Amendment to A&R SSA

EXHIBIT C

SCHEDULE VIII

To Amended and Restated Sale and

Servicing Agreement

EXAMPLE OF CCC EXCESS LOANS CALCULATION

	Applicable % Test	Actual
CCC Test	47,000,000	64,000,000
CCC Excess Loans		17,000,000
CCC Haircut		3,200,000

Loan Pool

	Par	FMV	Par FMV%	CCC
Loan #1	10,000,000	10,000,000	100.0%	N
Loan #2	10,000,000	10,000,000	100.0%	N
Loan #3	10,000,000	10,000,000	100.0%	N
Loan #4	10,000,000	10,000,000	100.0%	Y
Loan #5	10,000,000	10,000,000	100.0%	Y
Loan #6	10,000,000	10,000,000	100.0%	Y
Loan #7	10,000,000	10,000,000	100.0%	Y
Loan #8	10,000,000	10,000,000	100.0%	Y
Loan #9	10,000,000	8,000,000	80.0%	Y
Loan #10	10,000,000	6,000,000	60.0%	Y

	100,000,000	94,000,000	94.0%

CCC Haircut Calculation

CCC Loans	Par	FMV	FMV%	Remaining Excess		60% of Par	FMV in Excess of 60%	CCC Haircut

Loan #10	10,000,000	6,000,000	60.0%	11,000,000	100%	6,000,000	—	—
Loan #9	10,000,000	8,000,000	80.0%	3,000,000	100%	6,000,000	2,000,000	2,000,000
Loan #4	10,000,000	10,000,000	100.0%	—	30%	6,000,000	4,000,000	1,200,000
Loan #5	10,000,000	10,000,000	100.0%	—	0%	6,000,000	4,000,000	—
Loan #6	10,000,000	10,000,000	100.0%	—	0%	6,000,000	4,000,000	—
Loan #7	10,000,000	10,000,000	100.0%	—	0%	6,000,000	4,000,000	—
Loan #8	10,000,000	10,000,000	100.0%	—	0%	6,000,000	4,000,000	—

C-1	Amendment to A&R SSA

EXHIBIT D

SCHEDULE IX

To Amended and Restated Sale and

Servicing Agreement

S&P INDUSTRY CLASSIFICATIONS

1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial Intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities
40	Mortgage REITs
41	Equity REITs and REOCs
43	Life Insurance
44	Health Insurance
45	Property & Casualty Insurance
46	Diversified Insurance

D-1	Amendment to A&R SSA